                         NOTICE OF GUARANTEED DELIVERY

                             CKE RESTAURANTS, INC.
                   9 1/8% SENIOR SUBORDINATED NOTES DUE 2009
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      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                                         , 1999,
         UNLESS THE EXCHANGE OFFER IS EXTENDED (THE "EXPIRATION DATE").
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     This form, or one substantially equivalent hereto, must be used by a holder of the 9 1/8% Senior Subordinated Notes Due 2009 (the "Old Notes") of CKE Restaurants, Inc., a Delaware corporation (the "Company") to accept the Company's Exchange Offer made pursuant to the Prospectus, dated
                    , 1999 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") if certificates for the Old Notes are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all documents required to be delivered to Chase Manhattan Bank and Trust Company, National Association, as exchange agent (the "Exchange Agent"), on or prior to 5:00 p.m., New York City time, on the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Exchange
Agent as set forth below. In order to utilize the guaranteed delivery procedure to tender Old Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Capitalized terms not defined herein have the respective meanings given to them in the Prospectus or the Letter of Transmittal.

     The Exchange Agent for the Exchange Offer is:

          CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION

                      By Mail, Hand or Overnight Delivery:
          CHASE MANHATTAN BANK AND TRUST COMPANY, NATIONAL ASSOCIATION
                 c/o Chase Bank of Texas, National Association
                            Corporate Trust Services
                          1201 Main Street, 18th Floor
                                Dallas, TX 75202
                     Attention: Frank Ivins (CONFIDENTIAL)

                           By Facsimile Transmission:
                        (For Eligible Institutions Only)
                                 (214) 672-5746

                             Confirm by Telephone:
                           Frank Ivins (214) 672-5678

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.
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     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE
SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

     LADIES AND GENTLEMEN:

     The undersigned hereby tender(s) to the Company, upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes indicated below, pursuant to the guaranteed delivery procedures set forth in the Prospectus and the Letter of Transmittal.

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                                              DESCRIPTION OF OLD NOTES
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   NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)        CERTIFICATE      AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES
              (PLEASE FILL IN IF BLANK)                    NUMBER(S)             TENDERED (IF LESS THAN ALL)
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                                                                          $
                                                      ------------------------------------------------------------
                                                      ------------------------------------------------------------
                                                      ------------------------------------------------------------
                                                      ------------------------------------------------------------
                                                      ------------------------------------------------------------
                                                      ------------------------------------------------------------
                                                      ------------------------------------------------------------
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                                TOTAL PRINCIPAL AMOUNT OF OLD NOTES TENDERED:
                                                                          $
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

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                                PLEASE SIGN HERE

   X                                       Date:
   -------------------------------------        --------------------------------

   X                                       Date:
   -------------------------------------        --------------------------------

Signature(s) of Owner or Authorized Signatory

        This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes exactly as the name(s) of the holder(s) appear(s) on the certificate(s) for the Old Notes or by any person(s) authorized to become
   (a) holder(s) by endorsements and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):                                                  Address:
                           (Please Print)                                (Include Zip Code)

Capacity:                                                 Telephone Number:
                                                                        (Include Area Code)

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                  THE ACCOMPANYING GUARANTEE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office, branch, agency or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, the Old Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

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

     The undersigned acknowledges that it must deliver the Letter of Transmittal and Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:
By:
                             (AUTHORIZED SIGNATURE)

Name:
                             (PLEASE TYPE OR PRINT)
Title:
Address:
Telephone Number:
Date:

     DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL DELIVERY OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, AN EXECUTED LETTER OF TRANSMITTAL.

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

                                  INSTRUCTIONS

 1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

     A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery.

 2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.

     If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Notes referred to herein, the signature must correspond with the name(s) written on the face of the Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Notes, the signature must correspond with the name shown on the security position listing as the owner of the Notes.

     If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

     If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

 3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

     Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.

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